FINANCIAL NEWS

Investor Contact:
Thurman K. Case
Chief Financial Officer
Cirrus Logic, Inc.
(512) 851-4125
Investor.Relations@cirrus.com

Cirrus Logic CEO to Present at the NASDAQ Conference in London

AUSTIN, Texas – Dec. 2, 2010 — Cirrus Logic, Inc. (Nasdaq: CRUS) announced that Jason Rhode, president and chief executive officer, will speak at the Nasdaq OMX 25th Investor Conference in London on December 8, 2010 at 1:15 p.m., London time. A live broadcast of the presentation, along with the accompanying slides, will be webcast through the investor section of the Cirrus Logic website at http://investor.cirrus.com. A replay of the presentation will be available on the website for approximately two weeks following the live broadcast.

Cirrus Logic, Inc.

Cirrus Logic develops high-precision, analog and mixed-signal integrated circuits for a broad range of innovative customers. Building on its diverse analog and signal-processing patent portfolio, Cirrus Logic delivers highly optimized products for a variety of audio and energy-related applications. The company operates from headquarters in Austin, Texas, with offices in Tucson, Ariz., Europe, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.

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Cirrus Logic and Cirrus are trademarks of Cirrus Logic Inc.

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